UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Restricted Stock Award Agreements

The Restricted Stock Award Agreements previously used by Greater Bay Bancorp (the “Company”) for granting shares of restricted stock to Board members provided for the lapse of all restrictions upon a Board member’s “Retirement,” which is defined as a departure from the Board after attaining age 65. As a result of this “Retirement” provision, the restricted stock grants for Board members age 65 and older are immediately taxable on the receipt of their restricted stock, even if they do not resign from the Board, but they would not be able to sell or transfer any of the Restricted Stock to pay the taxes.

On May 22, 2006, the Compensation Committee of the Company’s Board of Directors approved an amendment to the Restricted Stock Award Agreements pertaining to restricted stock held by members of the Board of Directors who are age 65 or older. The principal change to the agreements is to cause all restrictions to immediately lapse as of May 22, 2006. The amendment merely accelerates the timing of the lapse of the restrictions and allows Board members age 65 and older to sell or otherwise transfer their restricted stock without having to leave the Board to do so. The amendment is intended to assist the Company in retaining Board members who are over age 65.

The form of the amendment is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Greater Bay Bancorp Amendment to Restricted Stock Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: May 26, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Greater Bay Bancorp Amendment to Restricted Stock Award Agreement

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